Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-145255 of our report dated June 12, 2008 relating to the financial statements of DocuData Solutions, L.C. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ KBA GROUP LLP

Dallas, Texas
July 23, 2008